Cooperation Agreement

Agreement Number: (2015) -HD-0313

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address: Room 1105 and 1106, F10, Building 1, No. 6, Danleng Street, Haidian District, Beijing

Post Code: 100000

Contact: Yang Lei

Tel: 0532-68895736 Fax: 0532-68895739

E-mail: yanglei@hyjf.com;

Party B: Haodai Tianxia Information Technology (Beijing) Co., Ltd.

Registered address: 48#, F4, Building 17, Yard 30, Shixing Street, Shijingshan District, Beijing,100041, China

Contact address: F3, Tower A, Kelin Building, Sibei Avenue 107, Dongcheng District, Beijing, 100007, China

Contact:

Tel: Fax: 010-84019686

E-mail:

Whereas Party A desires to use risk prevention and control data services from Party B’s Haodai Wang Fengyun risk control platform (namely Internet data services and data product platform, hereinafter referred to as “Party B’s Platform”), both parties have reached the following agreement under the principle of mutual benefit, complementary advantages, equality and common development, through friendly and equal negotiation.

1. Cooperation objective and content:

In order to conduct business in compliance with laws and regulations, and to avoid any harms to Party A or Party A’s users or the society arising from fraudulent principals (including natural person and corporation, the same below) or false data, Party A needs to examine information that is submitted by Party A’s users, internal personnel, or parties with whom it has transactional relationship and beneficial relationship.The parties have reached the following conditions and terms:

After Party A legally obtains the authorization from data subject, it will submit data subject application to Party B’s platform; Party B’s platform transmit such data to the authoritative data source and platform partners (e.g. Fair Isaac and other internet service providers) or Party B’s database through the network; such the authoritative data source, platform partners or Party B database will identify and conclude the results. Such the result will be transmitted by Party B’s platform to Party A. These above services, including cooperation with Fair Isaac, shall be performed and completed in the Party B’s platform; Party B is responsible for related services and content assistance, including technology service.

2. Service requirements:

2.1 Party A promises it has obtained data subject’s consent, as well as authorization on disclosure of personal information by Party A to Party B and inquiring via Party B’s platform before submitting such data to be identified to Party B’s platform. The scope of authorization by the data subject covers Party A’s identification and use of such data hereunder.

Party B shall not bear any legal liability arising from failure in obtaining such authorization by Party A. As requested by Party B, Party A shall provide the data subject’s authorization documents within two working days. Party A is fully liable for any and all legal disputes arising from inquiry and using such inquiry service without the permission or authorization of the data subject; in case of any losses to Party B, Party A shall compensate for all losses hereto to Party B and shall bear full legal responsibility.

2.2 Party B’s platform shall only give identification response to inquired data submitted by Party A. Party A may determine the consistence between queried data and data subject on its own decisions.

2.3 Party B service hereunder shall be used by Party A for the following purpose: reference for identifying data that the data subject submits and promises; Party B shall not exceed the aforementioned range.

2.4 Party A shall use the results under the legitimate, reasonable and necessary principle, in strict accordance with the scope of authorization by data subject. Party A shall bear full liability arising out of exceeding such the range or illegal, improper use.

2.5 Party A shall neither make the service interface that Party B’s platform provides accessible and available to the public, nor provide similar services to those hereunder, nor sell / disclose such results from Party B’s platform in any forms or substantively. If Party A needs to apply Party B’s name, business description, logos, trademarks and other intellectual property rights into any promotional purposes relating to Party A’s information, such application shall be subject to written authorization of Party B, and such authorization scope includes but is not limited to promotional purposes, forms, content, time and other details.

2.6 Party A shall not use the service as the only way to examine data subject information.

2.7 In case of any adjustment to the results form or content due to national regulations or provisions of the authoritative data source, the adjusted status shall prevail.

2.8 Party A hereby promises any information filled in “Customer Information Registration Form” is true and valid; it is willing to bear any adverse consequences arising from any of such false information hereto.

2.9 Each party warrants its basic information and contact information hereunder is true and valid; in case of any change, it shall promptly notify the other party in writing.

2.10 Except as agreed by Party B in advance in writing, Party A shall not release any news related to the project hereunder.

3. Rights and obligations of Party A

3.1 Party A warrants and represents it is a legal entity incorporated and validly existing under the Chinese laws, and that it has obtained qualifications to fulfill this Agreement; that it has the demand for identifying objective and true subject information; Party B’s service is limited to use by reviewer having signed a valid contract with Party A or Party A’s own proprietary review system that is not mixed with any other systems, and; that Party A will not set up any audit access interface or exit interface on any Internet page or all kinds of external network client terminals

3.2 Party A will strictly comply with relevant laws and regulations relating to use of natural person or legal person information, will not engage in any illegal activities for invasion of personal privacy or portrait. Party A shall neither disclose the interface account and password to any third party, nor permit any third party to use this interface, nor transit to a third party through the system. Any personal information inquired and obtained from Party B’s platform by Party A shall not be used or disclosed to any third party; if Party A considers such disclosure or use as necessary, it shall separately obtain data subject’s consent. Party A agrees it will be liable to any damage arising from such disclosure or use hereunder.

3.3 Party A shall be obliged to obtain the data subject’s full permission and written authorization for implementation of services by Party B (according to power of attorney template as shown in Annex 2) in legitimate and effective manners, prior to using Party B service, according to the requirements under this Agreement. Prior to obtaining the user authorization, Party A is obligated to inform the user identification purposes, contents and possible consequences. Party A shall ensure that the power of attorney is real, legitimate and effective, and that Party B is not obligated to review and verify the substantiality, authenticity, legitimacy and effectiveness of power of attorney. Party A agrees it will be liable to any damage arising from such power of attorney.

3.4 Party A shall be obliged to take adequate and effective measures to protect, keep confidential, and prevent from disclosure, any information related to this Agreement submitted by the data subject, any information known during execution and performance of this Agreement, as well as any results given by Party B. such the obligation of confidentiality by Party A shall not be terminated or relieved after termination or relief of this Agreement.

3.5 Party A warrants and represents it will not engage in any activities that may affect the cooperation hereunder or reputation and interests of Party B, during the cooperation period.

4. Rights and obligations of Party B

4.1 Party B warrants and represents it is a legal entity incorporated and validly existing under the Chinese laws, and that it has obtained qualifications to fulfill this Agreement.

4.2 Party B warrants: after it receiving the data subject information to be identified that Party A submits, it will be capable to objectively submit such data to the authoritative data source, platform partners or Party B’s database for further identification; the identification results provided to Party A will be consistent with the above identification results.

4.3 In case of any service suspension arising from system adjustment, upgrading, expansion and other measures by authoritative data source, platform partners or Party B database, Party B shall notify to Party A one working day in advance; in case of failure in providing normal services due to power outages, system failures, transmission line or communication failures and other unpredictable factors, Party B shall promptly notify and take active measures to recover the system to normal operation status.

4.4 Party B shall be obliged to take adequate and effective measures to protect, keep confidential, and prevent from disclosure, any information related to this Agreement as well as any results given to Party A. Such the obligation of confidentiality by Party B shall not be terminated or relieved after termination or relief of this Agreement.

4.5 Party B warrants that the identification results transmitted to Party A are consistent with the results provided by the data source, platform partners or Party B database, but it is not obligated to recognize and verify the authenticity of results. Providing results by Party B to Party A does not constitute any express or implied views or warranties to any persons, including Party A and / or user, data subject to be identified. In any case, Party B is not liable for any decisions or actions that any persons, including Party A and / or user, data subject, make/take according to the results, data or services.

4.6 Provision of services by Party B to Party A under this Agreement is not considered that Party A grants Party B any right in any way, regardless of whether such right is granted in any form and in any meaning.

5. Charging rate, bill-checking and settlement

5.1 The parties agree that Party A provides Party B with inquiry service for following service items in free of charge: repeated loan application, record on inquiry by credit loan providers, inquiry on executed announcement, dishonest debtor inquiry, anti-fraud blacklist, overdue payment records, personal blacklist, and acquiring blacklist inquiry. Except for the aforementioned items, the service for any other items will be charged. Party B is entitled to charge Party A service fees in accordance with the rate as released on Party B’s platform or as otherwise agreed by both parties in writing.

5. 2 FICO credit scoring decision-making system service fees are separately settled by Party A with FICO; Party B shall provide the necessary assistance; Party B shall not be jointly and severally liable for fees settlement by any of the parties hereto.

5.3 Within 7 days from the date when this agreement enters into force, Party B shall set up a free account for inquiry by Party A. If Party A requires Party B to provide charged inquiry service items, the parties will further negotiate for such settlement terms and conditions, and then sign written agreement.

6. Information security and confidentiality

6.1 The parties shall establish an information security protection system relating to technology and working system, thus to prevent from information leakage. Any party shall be fully liable to any and all consequences and losses arising from information leakage or access by third parties due to its own cases.

6.2 Any party shall be obligated to keep confidential regarding any trade secrets and confidential information known from the other party during negotiation, communication, technology application as well as execution and fulfillment of this contract; it shall be liable to make any of its personal (including its employees, consultants, etc.) to be bound and perform the same obligations hereto. Without the written consent of the other party, no party shall disclose to any third party.

6.3 Without the written consent of the other party, no party shall disclose the existence of this agreement and any content hereunder to any third party, including but not limited to price terms, payment and mode of payment, cooperative mode, etc.

7. Liabilities for breach

7.1 After the Agreement becomes valid and effective, the parties shall fully perform the obligations under the Agreement. Any failure by either party in performing any terms/ conditions shall be deemed as breach of contract. Except as otherwise agreed, a party shall correct and then notify the other party in writing within three days upon receipt of a written notice describing the breach matters from the other party. If it is confirmed the breach actually exists, such the beaching party shall bear the actual losses to the observant party arising from its breach.

7.2 If Party A violates the terms and requirements under the Agreement relating to use of Party B service, Party B shall be deemed as a defaulting party. Depending on actual circumstances, Party B is entitled to suspend account or interface, or freeze bonus points, or unilaterally terminate the agreement and take other measures; in case Party A’s breach causes any losses to Party B , Party A shall make full compensation.

7.3 No failure or delay by one party in exercising any of its rights shall be deemed as a waiver on such right, No failure in exercising such rights shall be deemed as a waiver on exercising remaining rights. In case any conditions hereunder are adjudged as invalid, the other conditions shall be deemed as performable and valid.

7.4 The service fees incurred before termination of this Agreement is not affected by termination of the agreement. The termination of this agreement does not constitute a waiver on the right to claim against any other breaches of the defaulting party hereto.

8. Force majeure

8.1 If the Agreement becomes non-performable or the business objectives hereunder are not realized due to any force majeure (including but not limited to fire, flood, earthquake, typhoon, natural disasters, as well as change in government laws and regulations, orders, adjustment in technical operators, communication and platform cooperation third-party or authoritative data source), no party will bear any liabilities arising therefrom.

8.2 Upon the occurrence of force majeure, the suffering party shall immediately notify to the other party in the most efficient way as soon as possible, for further negotiation on appropriate solutions.

9. Dispute resolution and applicable laws

The execution, performance and interpretation and dispute settlement of this agreement is only subject to the Chinese laws; any disputes arising during the performance of the agreement shall be resolved by the parties through friendly negotiation. If such negotiation fails, either party may bring a lawsuit for such dispute to the people’s court in the region where the plaintiff is located.

10. Other matters

10.1 Any amendment to this agreement shall be written and executed by the parties separately into a supplemental agreement. Such the supplementary agreement and official documents executed by/ between the parties (including, but not limited to letters, notices, bills for settlement, invoices, etc.) shall be only delivered via express mail. Any documents dispatched by one party to the other party’s contact address hereunder via express mail service shall be deemed as served from the date when the other party signs in for receipt.

10.2 The Agreement comes into valid and effective for one year from the date when it is sealed by the parties. When this Agreement expiries, Party B will terminate the provision of free inquiry service provided to Party A.

10.3 After the Agreement expires, the parties may renegotiate for renewal of such cooperation.

10.4 The Agreement is made in duplicate; each party holds one, and each one has the same legal effect.

Annex 1: Customer Information Registration Form

Annex 2: Power of Attorney on Customer Data Inquiry

(End of text, no text below)

Party A: Huizhong Business Consultants (Beijing) Co., Ltd.	Party B: Haodai Tianxia Information Technology (Beijing) Co., Ltd.

Legal representative or authorized agent:	Legal representative or authorized agent:

Date: November 16, 2015	Date:

Annex1

Customer Information Registration Form

The Company hereby makes the following commitments: 1) The following information is subject to change with written notice within 5 working days; 2) the persons filling out the form have obtained legal authorization on the performance of those functions from the legal person; 3) when requested to provide additional information, the Company will submit and assist.

Company information	Company name	Benefactum Alliance Business Consultant (Beijing) Co., Ltd.	Business Contact Information	Full name	Yang Lei
	Legal representative	Liu Bodang		Department	Risk control unit
	Office address / Invoice address			Post	Risk control director
	Company phone	0532-68895736		Contact number	0532-68895736
	Company fax	0532-68895739		Phone	13386421796
Business license registration information	Business license registration number	110105016272683		Email Address	Yanglei@hyjf.com
	Organization code No.	07858766-5	Technical Contact Information	Full name	Gao Honggang
	Date of establishment	September 10, 2013		Post	Product manager
	Operating period expires on	September 9, 2033		Contact number
	Company type	Private		Mobile	15264219799
	Registered Capital	1.0581 billion yuan		Email address / QQ	gaohonggang@hyjf.com
	Paid-up capital	160.581 million yuan	Registration	Company website	www.hyjf.com
Business scope under business license

Investment consulting: Investment management: financial consulting (prohibited to conduct audit, capital verification, appraisal, accounting, consulting, agency bookkeeping, and other business subject to specific approval, or to issue relevant audit reports, verification reports and other written materials): Market research; enterprise management consulting: basic software services: technical promotion services. (Any business subject to the approval shall not be conducted unless approved by relevant departments, and shall be only conducted in accordance with the approved content.)

Business Platform URL (more than one available)

IP address for filing:

The Company authorizes Haodai Tianxia Information Technology (Beijing) Co., Ltd. to accept only from the company via the following authorized email: IP address issued for filing and any change application; upon the email is changed, the Company will notify in writing immediately.

Login risk control platform account of Haodaiyun (please fill in if any)

Annex 2

Power of Attorney on Customer Data Inquiry

Dear Customer: In order to protect your rights and interests, please read the terms and conditions hereunder (especially bold content) carefully and pay attention to your rights and obligations hereunder before signing this Power of Attorney.

____________________ (company name):

1. I agree and irrevocably authorize: your company to collect and verify any data related to myself, via Internet data services and data platform, in accordance with relevant state regulations and rules, including but not limited to personal data comparison, education data, loan application record data, court litigation data, consumption analysis data, personal property data and integrated data related with the duties performance, and to apply into the following purposes:

(A) Examine and review my application (including but not limited to loans, consumption and other services);

(B) Examine and review my qualification as a person in charge, legal representative, investor, guarantor, business operator, actual controller of any individual, organization or institution, or those applied by specially engaged commercial unit.

(C) Provide loans to myself or any individual, institution or organization, in which I serve as corporate sponsor, guarantor, business operator or actual controller; implement post-loan risk management;

(D) Other business offered to me within legitimate scope by your company

II. If my business in your company is not approved, the documents and personal data product information may not be returned to me,

It is hereby represented that I have read all these terms/conditions, and paid special attention to bold content. As requested, your company has given clear explanation to the relevant terms/conditions. I have fully understood and acknowledged the meaning and legal consequences of all the terms/conditions contained herein. I am willing to make the above authorization, warranty and representation.

Name:

ID document name and number:

Signature date:

(To protect your legal interests, please complete the blank items.)